Exhibit 10.10

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”) dated as of August 28, 2012 is made by and between Visualant, Incorporated, a Nevada corporation (“Buyer”), and Gemini Master Fund, Ltd., a Cayman Islands corporation (“Seller”).

W I T N E S S E T H:

WHEREAS, on or about May 19, 2011 the Buyer issued to the Seller that certain Common Stock Purchase Warrant to purchase up to 1,800,000 shares of Common Stock of the Buyer (“Warrant”); and

WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, all of the Seller's right, title and interest in and to the Warrant, all on the terms set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            Sale and Purchase of Warrant; Closing.

1.1           Subject to the terms and conditions hereof and effective as of the Closing Date (as defined below), the Seller hereby irrevocably sells, assigns, transfers and conveys to the Buyer, and the Buyer hereby accepts, all of Seller's rights, title and interest in and to the Warrant, for a purchase price equal to $500,000 (the “Purchase Price”).

1.2           Promptly following execution hereof or as soon thereafter as is reasonably possible, but not later than August 28, 2012, the parties shall conduct a closing (the "Closing") at which the Buyer shall deliver by wire transfer, to the bank account designated by the Seller, 50% of the Purchase Price.  The “Closing Date” hereunder shall be the date on which the Seller receives such portion of the Purchase Price.

1.3           On or prior to November 30, 2012 (the “Balance Date”), the Buyer shall deliver by wire transfer, to the bank account designated by the Seller, the remaining 50% of the Purchase Price which has not yet been paid (the “Balance”). If the Balance is not paid on or before the Balance Date, then such Balance amount shall accrue default interest, commencing as of the Closing Date, at a rate per annum equal to 18% per annum, increasing to 24% per annum for any Balance amount remaining unpaid after December 31, 2012.  The Buyer shall be liable for any and all costs and expenses, including reasonable attorney’s fees, in connection with the Seller’s enforcement of the Buyer’s payment obligations hereunder.  The Buyer hereby grants a security interest in the Warrant to the Seller to secure the Buyer’s obligation to pay all amounts due hereunder in full, and the Seller may retain the Warrant in its possession in order to perfect such security interest.  Within ten (10) business days following the date on which all amounts due from the Buyer hereunder are paid in full, the Seller shall deliver the original Warrant to the Buyer.

SECTION 2.                                Representations and Warranties of Buyer.  The Buyer represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

2.1           Organization; Authority.  The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of the Buyer.  This Agreement, when executed and delivered by the Buyer, will constitute a valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

2.2           Consents.  No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person or entity is required for the valid authorization, execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby.

2.3           Sophisticated Buyer.  The Buyer is a sophisticated buyer with respect to the Warrant, has adequate information concerning the Warrant to make an informed decision regarding the purchase of the Warrant, and has independently and without reliance upon the Seller made its own analysis and decision to enter into this Agreement and purchase the Warrant.  The Buyer has been given the opportunity to obtain such information necessary to make an informed decision regarding the purchase of the Warrant and to evaluate the merits and risks of the purchase of the Warrant.  The Buyer is not relying on any representation, warranty, covenant or statement made by the Seller in connection with the purchase of the Warrant except as contained herein.

SECTION 3.                            Representations and Warranties of the Seller.  The Seller represents and warrants to the Buyer, as of the date hereof and as of the Closing, as follows:

3.1           Authorization of Agreement.  The Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of such Seller.  This Agreement, when executed and delivered by the Seller, will constitute a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

3.2           Title to the Securities.  The Seller has not previously assigned or transferred the Warrant to any third party, is the legal, record and beneficial owner of the Warrant with good title thereto, and has the absolute right to sell, assign, convey and transfer the Warrant to the Buyer pursuant to this Agreement, free and clear of any and all liens, claims and encumbrances (except for the security interest contained herein).

3.3           Consents.  No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person or entity is required for the valid authorization, execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

3.4           Sophisticated Seller.  The Seller is a sophisticated seller with respect to the Warrant, has adequate information concerning the Warrant to make an informed decision regarding the sale of the Warrant, and has independently and without reliance upon the Buyer made its own analysis and decision to enter into this Agreement and sell the Warrant.  The Seller has been given the opportunity to obtain such information necessary to make an informed decision regarding the sale of the Warrant and to evaluate the merits and risks of the sale of the Warrant.  The Seller is not relying on any representation, warranty, covenant or statement made by the Buyer in connection with the sale of the Warrant except as contained herein.

SECTION 4.                            Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

SECTION 5.                            Counterparts.  This Agreement may be executed via facsimile or email of a PDF of the signature page hereto in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 6.                            Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

SECTION 7.                            Further Assurances.  Each of the Buyer and the Seller hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

SECTION 8.                            Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof.  The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City and County of New York, State of New York.  By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City and County of New York, State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them.  The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. To the fullest extent permitted by law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any other document or any dealings between them relating to the subject matter of this Agreement and other documents.  In addition to any and all other remedies that may be available at law, in the event of any breach of this Agreement, each of parties hereto shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

VISUALANT, INCORPORATED

By: /s/ Ronald Erickson
Name: Ronald Erickson
Title:   CEO

GEMINI MASTER FUND, LTD.
 By: GEMINI STRATEGIES LLC, INC., as investment manager

By: /s/ Steven Winters
Name: Steven Winters
Title:   President